  As filed with the Securities and Exchange Commission on August 4, 1999

                                                      Registration No. 333-77105
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                      POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------
                              DIGEX, INCORPORATED
             (Exact name of registrant as specified in its charter)

                                ----------------

        Delaware                     4813                    59-3582217
     (State or other           (Primary Standard          (I.R.S. Employer
     jurisdiction of              Industrial             Identification No.)
    incorporation or          Classification Code
      organization)                 Number)
                                One Digex Plaza
                              Beltsville, MD 20705
                                 (301) 847-5000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 Mark K. Shull
                     President and Chief Executive Officer
                              Digex, Incorporated
                                One Digex Plaza
                              Beltsville, MD 20705
                                 (301) 847-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ----------------
                                   Copies to:
       Ralph J. Sutcliffe, Esq.                    Raymond Y. Lin, Esq.
  Kronish Lieb Weiner & Hellman LLP                  Latham & Watkins
     1114 Avenue of the Americas                     885 Third Avenue
    New York, New York 10036-7798             New York, New York 10022-4802
            (212) 479-6000                            (212) 906-1200
                                ----------------
  Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ----------------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                                    Proposed
                                      Proposed       Maximum
                       Number of       Maximum     Aggregate
Title of Securities   Shares to be Offering Price   Offering      Amount of
 to be Registered     Registered     Per Share     Price (1)   Registration Fee
-------------------------------------------------------------------------------
Class A Common
 Stock, par value
 $.01 per share...    11,500,000       $16.00     $184,000,000     $51,152
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act.

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Item 16. Exhibits and Financial Data Schedules.

  (a) Exhibits.

 Exhibit
 Number  Description
 ------- -----------
   1.1   Proposed Form of Underwriting Agreement.******
   2.1   Contribution Agreement by and between Digex and Business Internet,
         Inc., dated as of April 30, 1999.***
   2.2   Assignment and Assumption Agreement by and between Digex and Business
         Internet, Inc., dated as of April 30, 1999.***
   2.3   Trademark Assignment by and between Digex and Business Internet, Inc., dated as of April 30, 1999.***
   2.4   Bill of Sale to the Contribution Agreement, dated as of April 30,
         1999.***
   3.1   Certificate of Incorporation of Digex.**
   3.2   Bylaws of Digex.**
   3.3   Form of Certificate of Amendment to the Certificate of Incorporation
         of Digex.******
   4.1   See the Certificate of Amendment to the Certificate of Incorporation
         of Digex filed as Exhibit 3.3.
   5.1   Opinion of Kronish Lieb Weiner & Hellman LLP.******
  10.1   Intentionally Omitted.
  10.2   Lease by and between Intermedia and Intel Corporation, dated as of
         November 10, 1998.***
  10.3   Lease by and between Intermedia and Ammendale Commerce Center Limited
         Partnership, dated as of April 15, 1998.***
  10.4   Lease by and between Intermedia and 1111 19th Street Associates, dated as of July 23, 1998.*****
  10.5   Contract for Construction by and between Intermedia and R.W. Murray
         Company, d/b/a The Murray Company, dated as of February 19, 1999.*****
  10.6   Contract for Construction by and between Intermedia and R.W. Murray
         Company, d/b/a The Murray Company, dated as of January 4, 1999.*****
  10.7   Software License and Services Agreement by and between Digex and
         Oracle Corporation, dated as of May 27, 1999.*****
  10.8   License Agreement by and between Digex and Microsoft Corporation.*****
  10.9   Consulting Letter Agreement by and between Digex, Intermedia and
         Andersen Consulting LLP, dated as of April 1, 1999.*****
  10.10  Internet Transit Services Agreement (East Coast) between Digex and
         Business Internet, Inc., dated as of April 30, 1999.(1)*****
  10.11  Internet Transit Services Agreement (West Coast) between Digex and
         Business Internet, Inc., dated as of April 30, 1999.(1)*****
  10.12  Managed Firewall Services Agreement between Digex and Business
         Internet, Inc., dated as of April 30, 1999.(1)*****
  10.13  General and Administrative Services Agreement by and between Digex and
         Intermedia, dated as of April 30, 1999.
  23.1   Consent of Kronish Lieb Weiner & Hellman LLP, included in Exhibit 5.1.

 Exhibit
 Number  Description
 ------- -----------
  23.2   Consent of Ernst & Young LLP.****
  24.1   Power of Attorney (included as part of the signature page of Digex's registration statement on Form S-1 filed with the Commission on April
         27, 1999).
  24.2   Power of Attorney.*****
  27.1   Financial Data Schedule (for SEC use only).

--------
(1) Certain provisions of this exhibit have been filed separately with the Commission pursuant to an application for confidential treatment.

    ** Filed as an exhibit to Digex's registration statement on Form S-1 filed with the Commission on April 27, 1999.
   *** Filed as an exhibit to Amendment No. 1 to Digex's registration statement on Form S-1, filed with the Commission on June 15, 1999.
  **** Filed as an exhibit to Amendment No. 2 to Digex's registration statement on Form S-1, filed with the Commission on July 12, 1999.
 ***** Filed as an exhibit to Amendment No. 3 to Digex's registration statement on Form S-1, filed with the Commission on July 26, 1999.

****** Filed as an exhibit to Amendment No. 4 to Digex's registration statement on Form S-1, filed with the Commision on July 29, 1999.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act, Digex has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beltsville, State of Maryland, on this 4th day of August, 1999.

                                          Digex, Incorporated

                                                    /s/ Mark K. Shull
                                          By: _________________________________
                                                       Mark K. Shull
                                               President and Chief Executive
                                                          Officer

  Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----
Principal Executive Officers:

         /s/ Mark K. Shull             President and Chief          August 4, 1999
______________________________________  Executive Officer
            Mark K. Shull

Principal Financial and Accounting Officers:

                  *                    Chief Financial Officer      August 4, 1999
______________________________________
          Bradley E. Sparks

                  *                    Acting Controller            August 4, 1999
______________________________________
            Jeanne Walters




         /s/ David C. Ruberg           Chairman of the Board        August 4, 1999
______________________________________
           David C. Ruberg

                  *                    Director                     August 4, 1999
______________________________________
            John C. Baker

                  *                    Director                     August 4, 1999
______________________________________
          Philip A. Campbell

                  *                    Director                     August 4, 1999
______________________________________
           George F. Knapp

                  *                    Director                     August 4, 1999
______________________________________
        Pierce J. Roberts, Jr.


*By:  /s/ David C. Ruberg
     ---------------------------------
           David C. Ruberg
         as attorney-in-fact

                                 EXHIBIT INDEX

 Exhibit
 Number                              Exhibit                               Page
 -------                             -------                               ----
   1.1   Proposed Form of Underwriting Agreement.******


   2.1   Contribution Agreement by and between Digex and Business
         Internet, Inc., dated as of April 30, 1999.***


   2.2 Assignment and Assumption Agreement by and between Digex and Business Internet, Inc., dated as of April 30, 1999.***


   2.3   Trademark Assignment by and between Digex and Business
         Internet, Inc., dated as of April 30, 1999.***


   2.4   Bill of Sale to the Contribution Agreement, dated as of April
         30, 1999.***


   3.1   Certificate of Incorporation of Digex.**


   3.2   Bylaws of Digex.**


   3.3 Form of Certificate of Amendment to the Certificate of Incorporation of Digex.******
   4.1 See the Certificate of Amendment to the Certificate of Incorporation of Digex filed as Exhibit 3.3.
   5.1   Opinion of Kronish Lieb Weiner & Hellman LLP.******


  10.1   Intentionally Omitted.


  10.2 Lease by and between Intermedia and Intel Corporation, dated as of November 10, 1998.***
  10.3   Lease by and between Intermedia and Ammendale Commerce Center
         Limited Partnership, dated as of April 15, 1998.***
  10.4   Lease by and between Intermedia and 1111 19th Street
         Associates, dated as of July 23, 1998.*****
  10.5   Contract for Construction by and between Intermedia and R.W.
         Murray Company, d/b/a The Murray Company, dated as of February
         19, 1999.*****
  10.6   Contract for Construction by and between Intermedia and R.W.
         Murray Company, d/b/a The Murray Company, dated as of January
         4, 1999.*****
  10.7 Software License and Services Agreement by and between Digex and Oracle Corporation, dated as of May 27, 1999.*****
  10.8   License Agreement by and between Digex and Microsoft
         Corporation.*****
  10.9 Consulting Letter Agreement by and between Digex, Intermedia and Andersen Consulting LLP, dated as April 1, 1999.*****
  10.10 Internet Transit Services Agreement (East Coast) between Digex and Business Internet, Inc., dated as of April 30,
         1999.(1)*****
  10.11 Internet Transit Services Agreement (West Coast) between Digex and Business Internet, Inc., dated as of April 30, 1999.
         (1)*****
  10.12  Managed Firewall Services Agreement between Digex and Business
         Internet, Inc., dated as of April 30, 1999. (1)*****
  10.13  General and Administrative Services Agreement by and between
         Digex and Intermedia, dated as of April 30, 1999.
  23.1   Consent of Kronish Lieb Weiner & Hellman LLP, included in
         Exhibit 5.1.


  23.2   Consent of Ernst & Young LLP.****

 24.1 Power of Attorney (included as part of the signature page of Digex's registration statement on Form S-1 filed with the Commission on April 27, 1999).


 24.2 Power of Attorney.*****


 27.1 Financial Data Schedule (for SEC use only).

--------
(1) Certain provisions of this exhibit have been filed separately with the Commission pursuant to an application for confidential treatment.

** Filed as an exhibit to Digex's registration statement on Form S-1 filed with the Commission on April 27, 1999.
*** Filed as an exhibit to Amendment No. 1 to Digex's registration statement on Form S-1 filed with the Commission on June 15, 1999.
**** Filed as an exhibit to Amendment No. 2 to Digex's registration statement on Form S-1 filed with the Commission on July 12, 1999.
***** Filed as an exhibit to Amendment No. 3 to Digex's registration statement on Form S-1 filed with the Commission on July 26, 1999.

****** Filed as an exhibit to Amendment No. 4 to Digex's registration statement on Form S-1, filed with the Commission on July 29, 1999.